Exhibit 4.1

SECOND AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT
DATED AS OF FEBRUARY 24, 2025 (AMENDING AND RESTATING THE AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT DATED AS OF FEBRUARY 28, 2019)
BETWEEN
RB GLOBAL, INC.
AND
COMPUTERSHARE INVESTOR SERVICES INC.
AS RIGHTS AGENT

Exhibit 4.1
TABLE OF CONTENTS
1.1    Certain Definitions    2
1.2    Currency    16
1.3    Headings and Interpretation    16
1.4    Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares    16
1.5    Acting Jointly or in Concert    17
1.6    Generally Accepted Accounting Principles    17
ARTICLE 2 - THE RIGHTS    17
2.1    Issue of Rights: Legend on Common Share Certificates    17
2.2    Initial Exercise Price; Exercise of Rights; Detachment of Rights    18
2.3    Adjustments to Exercise Price; Number of Rights    21
2.4    Date on Which Exercise Is Effective    26
2.5    Execution, Authentication, Delivery and Dating of Rights Certificates    27
2.6    Registration, Transfer and Exchange    27
2.7    Mutilated, Destroyed, Lost and Stolen Rights Certificates    28
2.8    Persons Deemed Owners of Rights    29
2.9    Delivery and Cancellation of Certificates    29
2.10    Agreement of Rights Holders    29
2.11    Holder of Rights Not Deemed a Shareholder    30
ARTICLE 3 - ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF A FLIP-IN EVENT    31
3.1    Flip-in Event    31
ARTICLE 4 - THE RIGHTS AGENT    32
4.1    General    32
4.2    Merger, Amalgamation or Consolidation or Change of Name of Rights Agent    33
4.3    Duties of Rights Agent    34
4.4    Change of Rights Agent    36
4.5    Compliance with Money Laundering Legislation    36
4.6    Privacy Provision    37
4.7    Fiduciary Duties of the Board of Directors    37
4.8    Liability    37
ARTICLE 5 - MISCELLANEOUS    37
5.1    Redemption and Waiver    37
5.2    Expiration    39
5.3    Issuance of New Rights Certificates    39
5.4    Supplements and Amendments    40
5.5    Fractional Rights and Fractional Shares    41
5.6    Rights of Action    42
5.7    Regulatory Approvals    42
5.8    Non-Canadian Holders    42
5.9    Notices    43
5.10    Costs of Enforcement    44
5.11    Successors    44
5.12    Benefits of this Agreement    44
5.13    Governing Law    44
5.14    Severability    44

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Exhibit 4.1
5.15    Effective Date and Confirmation    44
5.16    Reconfirmation    45
5.17    Determinations and Actions by the Board of Directors    45
5.18    Force Majeure    45
5.19    Time of the Essence    45
5.20    Execution in Counterparts    45
ATTACHMENT 1    47
FORM OF ASSIGNMENT    50
FORM OF ELECTION TO EXERCISE    51
CERTIFICATE    52
NOTICE    52

ii

Exhibit 4.1

SECOND AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT
SECOND AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT, dated as of February 24, 2025, between RB Global, Inc., a corporation incorporated under the Business Corporations Act (Ontario) (the ‘Company’) and Computershare Investor Services Inc., a trust company existing under the laws of Canada (the ‘Rights Agent’), which amends and restates the Amended and Restated Shareholder Rights Plan Agreement dated as of February 28, 2019 (the ‘Original Agreement’).
WHEREAS:
A.    The Board of Directors (as hereinafter defined) has determined that it is in the best interests of the Company to continue to have a shareholder rights plan (the ‘Rights Plan’) to ensure, to the extent possible, that all shareholders of the Company are treated fairly in connection with any take-over bid for the securities of the Company;
B.    The Company and the Rights Agent wish to effect certain amendments to update and restate the Original Agreement, on terms and conditions and in the form of this Agreement, to be approved, ratified and confirmed by the shareholders of the Company at the annual meeting of shareholders of the Company to be held May 5, 2025, or any adjournment or postponement thereof;
C.    In order to implement the Rights Plan as established by the Original Agreement, the Board of Directors has previously authorized:
a.the issuance, effective at the close of business on the Record Time (as hereinafter defined), of one Right (as hereinafter defined) in respect of each Common Share (as hereinafter defined) outstanding at the close of business on the Record Time; and
b.the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

E.    Each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Company pursuant to the terms and subject to the conditions set forth herein;
F.    The Company desires to confirm the appointment of the Rights Agent to act on behalf of the Company and the holders of Rights, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

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Exhibit 4.1
NOW THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein, and subject to such covenants and agreements, the parties hereby agree as follows:
Article 1 - INTERPRETATION
1.1Certain Definitions
For purposes of this Agreement, the following terms have the meanings indicated:
(a)‘Acquiring Person’ means any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares; provided, however, that the term ‘Acquiring Person’ shall not include:
(i)the Company or any Subsidiary of the Company;
(ii)any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of one or any combination of:
(A)a Voting Share Reduction;
(B)a Permitted Bid Acquisition;
(C)an Exempt Acquisition;
(D)a Pro Rata Acquisition; or
(E)a Convertible Security Acquisition;
provided, however, that if a Person becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares by reason of one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro Rata Acquisition or a Convertible Security Acquisition and such Person’s Beneficial Ownership of Voting Shares thereafter increases by more than 1% of the number of Voting Shares outstanding (other than pursuant to one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro Rata Acquisition or a Convertible Security Acquisition), then as of the date of such increase, such Person shall become an ‘Acquiring Person’;
(iii)for a period of ten days after the Disqualification Date (as defined below), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on Subsection 1.1(f)(v) solely because such Person or the Beneficial Owner of such Voting Shares is making or has announced an intention to make a Take-over Bid, either alone or by acting jointly or in concert with any other Person; (For the purposes of this definition, ‘Disqualification Date’ means the first date of public

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Exhibit 4.1
announcement that such Person is making or has announced an intention to make a Take-over Bid alone or jointly or in concert with any other Person);
(iv)an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a distribution of securities of the Company pursuant to a prospectus or by way of private placement; or
(v)a Person (a ‘Grandfathered Person’) who is the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Company determined as at the Record Time, provided, however, that this exception shall not be, and shall cease to be, applicable to a Grandfathered Person in the event that such Grandfathered Person shall, after the Record Time, become the Beneficial Owner of additional Voting Shares of the Company that increases its Beneficial Ownership of Voting Shares by more than 1% of the number of Voting Shares outstanding as at the Record Time (other than pursuant to one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition); and provided, further, that a Person shall cease to be a Grandfathered Person in the event that such Person ceases to Beneficially Own 20% or more of the then outstanding Voting Shares at any time after the Record Time;
(b)‘Affiliate’, when used to indicate a relationship with a Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person;
(c)‘Agreement’ means this second amended and restated shareholder rights plan agreement dated February 24, 2025, between the Company and the Rights Agent, which amends and restates the Original Agreement, and as the same may be further amended or supplemented or restated from time to time; ‘hereof’, ‘herein’, ‘hereto’ and similar expressions mean and refer to this Agreement as a whole and not to any particular part of this Agreement;
(d)‘annual cash dividend’ means cash dividends paid in any fiscal year of the Company to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:
(i)200 per cent of the aggregate amount of cash dividends declared payable by the Company on its Common Shares in its immediately preceding fiscal year;
(ii)300 per cent of the arithmetic mean of the aggregate amounts of the annual cash dividends declared payable by the Company on its Common Shares in its three immediately preceding fiscal years; and
(iii)100 per cent of the aggregate consolidated net income of the Company, before extraordinary items, for its immediately preceding fiscal year;

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Exhibit 4.1
(e)‘Associate’, when used to indicate a relationship with a specified Person, means (i) a spouse of such specified Person, (ii) any Person of either sex with whom such specified Person is living in a conjugal relationship outside marriage or (iii) any relative of such specified Person or of a Person mentioned in clauses (i) or (ii) or this definition if that relative has the same residence as the specified Person;
(f)A Person shall be deemed the ‘Beneficial Owner’ of, and to have ‘Beneficial Ownership’ of, and to ‘Beneficially Own’,
(i)any securities as to which such Person or any of such Person’s Affiliates or Associates is the owner at law or in equity;
(ii)any securities as to which such Person or any of such Person’s Affiliates or Associates has the right to become the owner at law or in equity (where such right is exercisable within a period of 60 days whether or not on condition or the happening of any contingency or the making of any payment or payment of instalments), upon the conversion, exchange or exercise of any right attaching to Convertible Securities or pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing (other than (x) customary agreements with and between underwriters and banking group members and selling group members (or any of the foregoing) with respect to a public offering or private placement of securities and (y) pledges of securities in the ordinary course of business); or
(iii)any securities which are Beneficially Owned within the meaning of Subsections (i) or (ii) of this definition by any other Person with whom such Person or such Person’s Affiliates is acting jointly or in concert;
provided, however, that a Person shall be deemed not to be the ‘Beneficial Owner’ of, or to have ‘Beneficial Ownership’ of, or to ‘Beneficially Own’, any security:
(iv)where such security has been agreed to be deposited or tendered pursuant to a Permitted Lock-up Agreement or is otherwise deposited to any Take-over Bid made by such Person, made by any of such Person’s Affiliates or Associates or made by any other Person acting jointly or in concert with such Person until such deposited or tendered security has been taken up or paid for, whichever shall first occur;
(v)where such Person, any of such Person’s Affiliates or Associates or any other Person acting jointly or in concert with such Person holds such security provided that:
(A)the ordinary business of any such Person (the ‘Investment Manager’) includes the management of investment funds for others (which others, for greater certainty, may include or be limited to one or more employee benefit plans or pension plans) and such security is held by the Investment Manager in the

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Exhibit 4.1
ordinary course of such business in the performance of such Investment Manager’s duties for the account of any other Person (a ‘Client’) including a non-discretionary account held on behalf of a Client by a broker or dealer registered under applicable laws;
(B)such Person (the ‘Trust Company’) is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an ‘Estate Account’) or in relation to other accounts (each an ‘Other Account’) and holds such security in the ordinary course of such duties for such Estate Account or for such Other Accounts;
(C)such Person is established by statute for purposes that include, and the ordinary business or activity of such Person (the ‘Statutory Body’) includes, the management of investment funds for employee benefit plans, pension plans, insurance plans or various public bodies and the Statutory Body holds such security for the purposes of its activities as such;
(D)such Person (the ‘Administrator’) is the administrator or trustee of one or more pension funds or plans (a ‘Plan’), or is a Plan, registered or qualified under the laws of Canada or any province or territory thereof or the laws of the United States of America or any State thereof and holds such security for the purposes of its activity as such; or
(E)such Person (the ‘Crown Agent’) is a Crown agent or agency;
provided, in any of the above cases, that the Investment Manager, the Trust Company, the Statutory Body, the Administrator, the Plan or the Crown Agent, as the case may be, is not then making a Take-over Bid or has not then announced an intention to make a Take-over Bid alone or acting jointly or in concert with any other Person, other than an Offer to Acquire Voting Shares or other securities (x) pursuant to a distribution by the Company, or (y) by means of ordinary market transactions (including prearranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market;
(vi)where such Person or any of such Person’s Affiliates or Associates or any other Person acting jointly or in concert with such Person is (A) a Client of the same Investment Manager as another Person on whose account the Investment Manager holds such security, (B) an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security or (C) a Plan with the same Administrator as another Plan on whose account the Administrator holds such security;

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Exhibit 4.1
(vii)where such Person is (A) a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manager, (B) an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company or (C) a Plan and such security is owned at law or in equity by the Administrator of the Plan; or
(viii)where such Person is a registered holder of such security as a result of carrying on the business of, or acting as a nominee of, a securities depositary;
(g)‘Board of Directors’ means the board of directors of the Company or any duly constituted and empowered committee thereof;
(h)‘Business Corporations Act (Ontario)’ means the Business Corporations Act, R.S.O. 1990, c. B.16, as amended, and the regulations thereunder, unless otherwise specified, as the same exist on the date hereof;
(i)‘Business Day’ means any day other than a Saturday, Sunday or a day on which banking institutions in Vancouver, British Columbia are authorized or obligated by law to close;
(j)‘Canadian - U.S. Exchange Rate’ means, on any date, the inverse of the U.S. - Canadian Exchange Rate in effect on such date;
(k)‘close of business’ on any given date means the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the principal transfer office in Vancouver, British Columbia of the transfer agent for the Common Shares (or, after the Separation Time, the principal transfer office in Vancouver, British Columbia of the Rights Agent) is closed to the public;
(l)‘Common Shares’ means the common shares in the capital of the Company;
(m)‘Competing Permitted Bid’ means a Take-over Bid that:
(i)is made after a Permitted Bid or another Competing Permitted Bid has been made and prior to the expiry of such Permitted Bid or Competing Permitted Bid;
(ii)satisfies all components of the definition of a Permitted Bid other than the requirements set out in Subsection (iii) of the definition of Permitted Bid; and
(iii)contains, and the take-up and payment for securities tendered or deposited are subject to, irrevocable and unqualified conditions that no Voting Shares will be taken up or paid for pursuant to the Competing Take-over Bid prior to the close of business on a date that is no earlier than the minimum number of days such Take-over Bid must remain open for deposits of securities thereunder pursuant to applicable Canadian

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Exhibit 4.1
securities laws after the date of the Take-over Bid constituting such Competing Permitted Bid;
(iv)provided always, for greater certainty, that a Competing Permitted Bid will cease to be a Competing Permitted Bid at any time when such bid ceases to meet any of the provisions of this definition and provided that, at such time, any acquisition of Voting Shares made pursuant to such Competing Permitted Bid, including any acquisitions of Voting Shares theretofore made, will cease to be a Permitted Bid Acquisition;
(n)‘controlled’: a Person is ‘controlled’ by another Person or two or more other Persons acting jointly or in concert if:
(i)in the case of a body corporate, securities entitled to vote in the election of directors of such body corporate carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person or Persons and the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such body corporate; or
(ii)in the case of a Person which is not a body corporate, more than 50% of the voting or equity interests of such entity are held, directly or indirectly, by or for the benefit of the other Person or Persons;
and ‘controls’, ‘controlling’ and ‘under common control with’ shall be interpreted accordingly;
(o)‘Convertible Securities’ shall mean, at any time:
(i)any right (contractual or otherwise, regardless of whether it would be considered a security); or
(ii)any securities issued by the Company (including rights, warrants and options but not including the Rights) carrying any purchase, exercise, conversion or exchange right,
(iii)pursuant to which the holder thereof may acquire Voting Shares or other securities convertible into or exercisable or exchangeable for Voting Shares (in each case, whether such right is exercisable immediately or after a specified period and whether or not on condition or the happening of any contingency);
(p)‘Convertible Security Acquisition’ means the acquisition of Voting Shares from the Company upon the exercise or pursuant to the terms and conditions of any Convertible Securities acquired by a Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition;
(q)‘Co-Rights Agents’ has the meaning ascribed thereto in Subsection 4.1(a);

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Exhibit 4.1
(r)‘Disposition Date’ has the meaning ascribed thereto in Subsection 5.1(h);
(s)‘Dividend Reinvestment Acquisition’ means an acquisition of Voting Shares pursuant to a Dividend Reinvestment Plan;
(t)‘Dividend Reinvestment Plan’ means a regular dividend reinvestment or other plan of the Company made available by the Company to holders of its securities or holders of securities of a Subsidiary where such plan permits the holder to direct that some or all of:
(i)dividends paid in respect of shares of any class of the Company or a Subsidiary;
(ii)proceeds of redemption of shares of the Company or a Subsidiary;
(iii)interest paid on evidences of indebtedness of the Company or a Subsidiary; or
(iv)optional cash payments;
be applied to the purchase from the Company of Voting Shares;
(u)‘Election to Exercise’ has the meaning ascribed thereto in Subsection 2.2(d)(ii);
(v)‘Exempt Acquisition’ means an acquisition of Voting Shares or Convertible Securities (i) in respect of which the Board of Directors has waived the application of Section 3.1 pursuant to the provisions of Subsection 5.1(a) or (h); or (ii) pursuant to an amalgamation, merger or other statutory procedure, or private placement or other issuance of Voting Shares or Convertible Securities requiring approval of the shareholders of the Company;
(w)‘Exercise Price’ means, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right which, until adjustment thereof in accordance with the terms hereof, shall be an amount equal to three times the Market Price per Common Share determined as at the Separation Time;
(x)‘Expansion Factor’ has the meaning ascribed thereto in Subsection 2.3(a)(x);
(y)‘Expiration Time’ means (i) the earlier of the Termination Time, and (ii) the termination of any meeting of holders of Voting Shares at which this Agreement was not confirmed or reconfirmed as provided for in Sections 5.15 and 5.16;
(z)‘Flip-in Event’ means a transaction or other event in or pursuant to which any Person becomes an Acquiring Person;
(aa)‘holder’ has the meaning ascribed thereto in Section 2.8;
(ab)‘Independent Shareholders’ means holders of Voting Shares, other than:

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Exhibit 4.1
(i)any Acquiring Person;
(ii)any Offeror (other than any Person who, by virtue of Subsection 1.1(f)(v), is not deemed to Beneficially Own the Voting Shares held by such Person);
(iii)any Affiliate or Associate of any Acquiring Person or Offeror;
(iv)any Person acting jointly or in concert with any Acquiring Person or Offeror; and
(v)any employee benefit plan, deferred profit sharing plan, stock participation plan and any other similar plan or trust for the benefit of employees of the Company or a Subsidiary unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or withheld from voting or direct whether the Voting Shares are to be tendered to a Take-over Bid;
(ac)‘Market Price’ per security of any securities on any date of determination means the average of the daily closing prices per security of the securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on the date of determination (or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day), each closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price on the date of determination (or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day). The closing price per security of any securities on any date shall be:
(i)the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each of the securities as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange;
(ii)if for any reason none of such prices is available on such day or the securities are not listed or admitted for trading on the exchange referred to in (i), the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices for each of the securities as reported by the principal stock exchange in the United States of America (as determined by volume of trading) on which such securities are listed or admitted to trading or, if for any reason none of such prices is available on such day or the securities are not listed or admitted for trading on any United States stock exchange, on such other Canadian stock exchange, or if the securities are not listed or admitted for trading on any Canadian stock exchange, such other stock exchange on which the securities are listed or admitted for trading;

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Exhibit 4.1
(iii)if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a national United States stock exchange, a Canadian stock exchange or any other stock exchange, the last sale price or, in case no sale takes place on such date, the average of the high bid and low asked prices for each of the securities in the over-the-counter market, as quoted by any recognized reporting system then in use (as determined by the Board of Directors); or
(iv)if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange, a national United States stock exchange or any other stock exchange or quoted by any reporting system, the average of the closing bid and asked prices as furnished by a recognized professional market maker making a market in the securities selected in good faith by the Board of Directors;
provided, however, that if for any reason none of such prices is available on such day, the closing price per security of the securities on such date means the fair value per share of the securities on such date as determined by an internationally recognized investment dealer or investment banker selected by the Board of Directors. The Market Price shall be expressed in U.S. dollars. If any relevant amount used in calculating the Market Price happens to be in Canadian dollars, such amount shall be translated into United States dollars on that date at the U.S. Dollar Equivalent thereof;
(ad)‘1933 Securities Act’ means the Securities Act of 1933 of the United States, as amended, and the rules and regulations thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced;
(ae)‘1934 Exchange Act’ means the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations thereunder as now in effect or as the same may from time to time be amended, re-enacted or replaced;
(af)“NI 62-104” means the National Instrument 62-104 – Take-Over Bids and Issuer Bids and any comparable or successor laws, instruments or rules thereto;
(ag)‘Nominee’ has the meaning ascribed thereto in Subsection 2.2(c);
(ah)‘Offer to Acquire’ includes:
(i)an offer to purchase or a solicitation of an offer to sell Voting Shares; and
(ii)an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited;
or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell;

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Exhibit 4.1
(ai)‘Offeror’ means a Person who has announced, and has not withdrawn, an intention to make or who has made, and has not withdrawn, a Take-over Bid, other than a Person who has completed a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition;
(aj)‘Offeror’s Securities’ means Voting Shares Beneficially Owned by an Offeror on the date of the Offer to Acquire;
(ak)‘Permitted Bid’ means a Take-over Bid made by a Person by way of take-over bid circular which also complies with the following additional provisions:
(i)the Take-over Bid is made to all holders of Voting Shares as registered on the books of the Company, other than the Person making the Take-over Bid (the ‘Permitted Bid Offeror’);
(ii)no Voting Shares are taken up or paid for pursuant to the Take-over Bid unless more than 50% of the Voting Shares held by Independent Shareholders shall have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;
(iii)the Take-over Bid contains, and the take-up and payment for securities tendered or deposited is subject to, irrevocable and unqualified provisions that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the date which is not less than 105 days following the date of the Take-over Bid or such shorter period that a Take-over Bid that is not exempt from the general Take-over Bid requirements of applicable Canadian securities laws must remain open for deposits of securities thereunder, in the applicable circumstances at such time;
(iv)the Take-over Bid contains an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn, Voting Shares may be deposited pursuant to such Take-over Bid at any time during the period of time between the date of the Take-over Bid and the date on which Voting Shares may be taken up and paid for and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and
(v)the Take-over Bid contains an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn, in the event that the deposit condition set forth in Subsection(ii) is satisfied, the Permitted Bid Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than ten Business Days from the date of such public announcement;
(al)provided always that a Permitted Bid will cease to be a Permitted Bid at any time when such bid ceases to meet any of the provisions of this definition and provided that, at such time, any acquisition of Voting Shares made pursuant to such Permitted bid, including any acquisitions of Voting Shares theretofore made, will cease to be a Permitted Bid Acquisition;

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Exhibit 4.1
(am)‘Permitted Bid Acquisition’ means an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid;
(an)‘Permitted Lock-up Agreement’ means an agreement between an Offeror, any of its Affiliates or Associates or any other Person acting jointly or in concert with the Offeror and a Person (the ‘Locked-up Person’) who is not an Affiliate or Associate of the Offeror or a Person acting jointly or in concert with the Offeror (the terms of which agreement are publicly disclosed and a copy of which is made available to the public (including the Company) not later than the date the Lock-up Bid (as defined below) is publicly announced or if the Lock-up Bid has been made prior to the date on which such agreement is entered into, forthwith, and in any event not later than the date following the date of such agreement) whereby the Locked-up Person agrees to deposit or tender the Voting Shares held by the Locked-up Person to the Offeror’s Take-over Bid or to any Take-over Bid made by any of the Offeror’s Affiliates or Associates or made by any other Person acting jointly or in concert with the Offeror (the ‘Lock-up Bid’) provided such agreement:
(i)permits the Locked-up Person to withdraw the Voting Shares from the agreement in order to tender or deposit the Voting Shares to another Take-over Bid or to support another transaction (whether by way of merger, amalgamation, arrangement, reorganization or other transaction) (the ‘Superior Offer Consideration’) that in either case will provide a greater cash equivalent value per Voting Share to the holders of Voting Shares than the Locked-up Person otherwise would have received to pay under the Lock-up Bid (the ‘Lock-up Bid Consideration’). Notwithstanding the above, the Permitted Lock-up Agreement may require that the Superior Offer Consideration must exceed the Lock-up Bid Consideration by a specified percentage before such withdrawal right takes effect, provided such specified percentage is not greater than 7%;
(ao)(and, for greater clarity, such agreement may contain a right of first refusal or require a period of delay to give an Offeror an opportunity to match a higher price in another Take-over Bid or transaction and may provide for any other similar limitation on a Locked-up Person’s right to withdraw Voting Shares from the agreement, as long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares during the period of the other Take-over Bid or other transaction); and
(i)does not provide for any “break-up” fees, “top-up” fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:
(A)the cash equivalent of 2.5% of the price or value payable under the Lock-up Bid to a Locked-Up Person; and
(B)50% of the amount by which the price or value payable under another Take-over Bid or transaction exceeds the price or value of the consideration that such Locked-up Person would have received under the Lock-up Bid;

12

Exhibit 4.1
(ap)being payable or forfeited by a Locked-up Person pursuant to the agreement in the event a Locked-up Person fails to deposit or tender Voting Shares to the Lock-up Bid, withdraws Voting Shares previously tendered thereto to another Take-over Bid or supports another transaction;
(aq)‘Person’ includes any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, body corporate, joint venture, corporation, unincorporated organization, syndicate, governmental entity or other entity;
(ar)‘Pro Rata Acquisition’ means an acquisition by a Person of Voting Shares or Convertible Securities pursuant to:
(i)a Dividend Reinvestment Acquisition;
(ii)a stock dividend, stock split or other event in respect of securities of the Company of one or more particular classes or series pursuant to which such Person becomes the Beneficial Owner of Voting Shares on the same pro rata basis as all other holders of securities of the particular class, classes or series;
(iii)the acquisition or the exercise by the Person of only those rights to purchase Voting Shares or Convertible Securities, distributed by the Company to that Person in the course of a distribution (other than Rights) to all holders of securities of the Company of one or more particular classes or series pursuant to a rights offering or pursuant to a prospectus or similar document, provided that the Person does not thereby acquire a greater percentage of such Voting Shares or Convertible Securities, so offered than the Person’s percentage of Voting Shares Beneficially Owned immediately prior to such acquisition and that such rights are acquired directly from the Company and not from any other Person;
(iv)a distribution of Voting Shares, or Convertible Securities (and the conversion or exchange of such Convertible Securities), by the Company made pursuant to a prospectus (or similar document) or by way of a private placement or securities exchange take-over bid provided that the Person does not thereby acquire a greater percentage of such Voting Shares, or Convertible Securities, so offered in the distribution than the Person’s percentage of Voting Shares Beneficially Owned immediately prior to such acquisition; or
(v)a distribution of Voting Shares, or Convertible Securities (and the conversion or exchange of such Convertible Securities), by the Company made pursuant to a securities exchange take-over bid circular issued by the Company or in a management proxy circular (or similar document) or by way of a private placement, in respect of a merger pursuant to which the Company acquires all or substantially all of the assets of another Person in exchange for Voting Shares or Convertible Securities (and the conversion or exchange of such Convertible Securities) on terms approved by the Board of Directors in good faith, provided that in the case

13

Exhibit 4.1
of such acquisition transaction or private placement (i) all necessary stock exchange approvals for such private placement have been obtained and such private placement complies with the terms and conditions of such approvals, and (ii) the Person does not thereby become the Beneficial Owner of more than 25% of the Voting Shares of the Company outstanding immediately prior to the completion of such acquisition transaction or private placement and in making this determination, the Voting Shares (or Convertible Securities) to be issued to such Person shall be deemed to be held by such Person but shall not be included in the aggregate number of outstanding Voting Shares immediately prior to the completion of such acquisition transaction or private placement;
(as)‘Record Time’ means February 22, 2007;
(at)‘Redemption Price’ has the meaning ascribed thereto under Subsection 5.1(b) of this Agreement;
(au)‘Right’ means a right to purchase a Common Share upon the terms and subject to the conditions set forth in this Agreement;
(av)‘Rights Certificate’ means the certificates representing the Rights after the Separation Time, which shall be substantially in the form attached hereto as Attachment 1 or such other form as the Company and the Rights Agent may agree;
(aw)‘Rights Register’ has the meaning ascribed thereto in Subsection 2.6(a);
(ax)‘Rights Registrar’ has the meaning ascribed thereto in Subsection 2.6(a);
(ay)‘Securities Act (British Columbia)’ means the Securities Act, R.S.B.C. 1996 Chapter 418, as amended, and the regulations and rules thereunder, and any comparable or successor laws or regulations and rules thereto;
(az)‘Separation Time’ means the close of business on the tenth Trading Day after the earlier of:
(i)the Stock Acquisition Date;
(ii)the date of the commencement of or first public announcement of the intent of any Person (other than the Company or any Subsidiary of the Company) to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid); and
(iii)the date on which a Permitted Bid or Competing Permitted Bid ceases to be such;
or such later time as may be determined by the Board of Directors acting in good faith, and provided that, if any Take-over Bid referred to in Subsection (ii) or Permitted Bid or Competing Permitted Bid referred to in Subsection (iii) is not made, expires, is cancelled, terminated or otherwise withdrawn prior to the

14

Exhibit 4.1
Separation Time, such Take-over Bid, Permitted Bid or Competing Permitted Bid, as applicable, shall be deemed, for the purposes of this definition, never to have been made;
(ba)‘Stock Acquisition Date’ means the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to section 5.2 of NI 62-104 or Section 13(d) of the 1934 Exchange Act) by an Acquiring Person that he, she or it has become an Acquiring Person, or such later date as determined by the Board of Directors acting in good faith;
(bb)‘Subsidiary’: a corporation is a Subsidiary of another corporation if:
(i)it is controlled by:
(A)that other; or
(B)that other and one or more corporations, each of which is controlled by that other; or
(C)two or more corporations, each of which is controlled by that other; or
(ii)it is a Subsidiary of a corporation that is that other’s Subsidiary;
(bc)‘Take-over Bid’ means an Offer to Acquire Voting Shares, or Convertible Securities if, assuming that the Voting Shares or Convertible Securities subject to the Offer to Acquire are acquired and are Beneficially Owned at the date of such Offer to Acquire by the Person making such Offer to Acquire, such Voting Shares (including Voting Shares that may be acquired upon the conversion, exchange or exercise of the rights under such Convertible Securities into Voting Shares) together with the Offeror’s Securities, constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire;
(bd)‘Termination Time’ means the time at which the right to exercise Rights shall terminate pursuant to Subsection 5.1(e);
(be)‘Trading Day’, when used with respect to any securities, means a day on which the principal stock exchange in the United States of America on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any stock exchange in the United States of America, a Business Day;
(bf)‘U.S.-Canadian Exchange Rate’ means, on any date:
(i)if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and
(ii)in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars calculated in such manner as may be

15

Exhibit 4.1
determined by the Board of Directors from time to time acting in good faith;
(bg)‘U.S. Dollar Equivalent’ of any amount which is expressed in Canadian dollars means, on any date, the United States dollar equivalent of the amount determined by multiplying the amount by the Canadian-U.S. Exchange Rate in effect on such date;
(bh)‘Voting Share Reduction’ means an acquisition or redemption by the Company of Voting Shares which, by reducing the number of Voting Shares outstanding, increases the proportionate number of Voting Shares Beneficially Owned by any Person to 20% or more of the Voting Shares then outstanding; and
(bi)‘Voting Shares’ means the Common Shares and any other shares in the capital of the Company entitled to vote generally in the election of all directors.
1.2Currency
All sums of money which are referred to in this Agreement are expressed in lawful money of the United States of America, unless otherwise specified.
1.3Headings and Interpretation
The division of this Agreement into Articles, Sections, Subsections, Clauses, Paragraphs, Subparagraphs or other portions hereof and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. In this Agreement, where the context so admits, words importing the singular include the plural and vice versa and words importing gender includes the masculine, feminine and neuter genders.
1.4Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares
For purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by any Person, shall be and be deemed to be the product (expressed as a percentage) determined by the formula:
100 x A/B
where:
A    =    the number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person; and
B    =    the number of votes for the election of all directors generally attaching to all outstanding Voting Shares.

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Exhibit 4.1
Where any Person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person, but no other unissued Voting Shares shall, for the purposes of such calculation, be deemed to be outstanding.
1.5Acting Jointly or in Concert
For the purposes of this Agreement, a Person is acting jointly or in concert with every Person who is a party to any agreement, commitment or understanding (whether formal or informal and whether or not in writing) with the first Person (the ‘First Person’) or any Associate or Affiliate thereof or any other Person acting jointly or in concert with the First Person, to acquire or Offer to Acquire Voting Shares (other than customary agreements with and between underwriters or banking group members or selling group members with respect to a public offering or private placement of securities or pledges of securities in the ordinary course of business).
1.6Generally Accepted Accounting Principles
Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be the recommendations at the relevant time of the Canadian Institute of Chartered Accountants, or any successor institute, applicable on a consolidated basis (unless otherwise specifically provided herein to be applicable on an unconsolidated basis) as at the date on which a calculation is made or required to be made in accordance with Canadian generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.
Article 2 - THE RIGHTS
2.1Issue of Rights: Legend on Common Share Certificates
(a)One Right shall be issued in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time.
(b)Certificates representing Common Shares which are issued after the Record Time, but prior to the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Common Share represented thereby. Certificates representing Common Shares that are issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time shall have impressed on, printed on, written on or otherwise affixed to them the legend set out in the Original Agreement or a legend substantially in the following form:

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Exhibit 4.1
“Until the Separation Time (defined in the Agreement below), this certificate also evidences the holder’s rights described in the Second Amended and Restated Shareholder Rights Plan Agreement dated as of February 24, 2025, and as may be further amended, modified or supplemented from time to time (the ‘Agreement’) between RB Global, Inc. and Computershare Investor Services Inc., as the same may from time to time be amended, the terms of which are incorporated herein and a copy of which is available upon request without charge. Under certain circumstances set out in the Agreement, the Rights may be amended or redeemed, may expire, may become void (if, in certain circumstances, they are ‘Beneficially Owned’ by an ‘Acquiring Person’, as such terms are defined in the Agreement, or a transferee thereof) or may be evidenced by separate certificates and no longer evidenced by this certificate.”
Certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the legend set out in the Original Agreement or a legend in accordance with this Subsection 2.1(b), until the earlier of the Separation Time and the Expiration Time.
Registered holders of Common Shares who have not received a share certificate and are entitled to do so on the earlier of the Separation Time and Expiration Time shall be entitled to Rights as if such certificates had been issued and such Rights shall for all purposes hereof be evidenced by the corresponding entries on the Company’s securities register for Common Shares.
2.2Initial Exercise Price; Exercise of Rights; Detachment of Rights
(a)Subject to Subsection 3.1(a) and adjustment as herein set forth, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase one Common Share for the Exercise Price (and the Exercise Price and number of Common Shares are subject to adjustment as set forth below). Notwithstanding any other provision of this Agreement, any Rights held by the Company or any of its Subsidiaries shall be void.
(b)Until the Separation Time:
(i)the Rights shall not be exercisable and no Right may be exercised; and

18

Exhibit 4.1
(ii)for administration purposes, each Right will be evidenced by the certificate for the associated Common Share registered in the name of the holder thereof (which certificate shall also be deemed to represent a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.
(c)From and after the Separation Time and prior to the Expiration Time:
(i)    the Rights shall be exercisable; and
(ii)    the registration and transfer of Rights shall be separate from and independent of Common Shares.
Promptly following the Separation Time, the Company will prepare and the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a ‘Nominee’)), at such holder’s address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):
(x)    a Rights Certificate appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule or regulation or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to standard usage; and
(y)    a disclosure statement prepared by the Company describing the Rights, provided that a Nominee shall be sent the materials provided for in clauses (x) and (y) in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person. In order for the Company to determine whether any Person is holding Common Shares which are Beneficially Owned by another Person, the Company may require such first mentioned Person to furnish such documentation and information as the Company deems necessary.
(d)Rights may be exercised, in whole or in part, on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent:
(i)the Rights Certificate evidencing such Rights;

19

Exhibit 4.1
(ii)an election to exercise such Rights (an ‘Election to Exercise’) substantially in the form attached to the Rights Certificate appropriately completed and duly executed by the holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and
(iii)payment by certified cheque, banker’s draft or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.
(e)Upon receipt of a Rights Certificate, together with a completed Election to Exercise executed in accordance with Subsection 2.2(d)(ii), which does not indicate that such Right is null and void as provided by Subsection 3.1(b), and payment as set forth in Subsection 2.2(d)(iii), the Rights Agent (unless otherwise instructed by the Company in the event that the Company is of the opinion that the Rights cannot be exercised in accordance with this Agreement) will thereupon promptly:
(i)requisition from the Company’s transfer agent certificates representing the number of such Common Shares to be purchased (the Company hereby irrevocably authorizing its transfer agent to comply with all such requisitions);
(ii)when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuing fractional Common Shares in accordance with Subsection 5.5(b);
(iii)after receipt of the certificates referred to in Subsection 2.2(e)(i), deliver the same to or upon the order of the registered holder of such Rights Certificates, registered in such name or names as may be designated by such holder;
(iv)when appropriate, after receipt, deliver the cash referred to in Subsection 2.2(e)(ii) to or to the order of the registered holder of such Rights Certificate; and
(v)tender to the Company all payments received on exercise of Rights.
(f)In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised (subject to the provisions of Subsection 5.5(a)) will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.
(g)The Company covenants and agrees that it will:

20

Exhibit 4.1
(i)take all such action as may be necessary and within its power to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Common Shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;
(ii)take all such action as may be necessary and within its power to comply with the requirements of the Business Corporations Act (Ontario), the Securities Act (British Columbia), the securities laws or comparable legislation of each of the provinces and territories of Canada, the 1933 Securities Act and the 1934 Exchange Act and the rules and regulations thereunder and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;
(iii)use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed on the principal stock exchanges on which such Common Shares were traded immediately prior to the Stock Acquisition Date;
(iv)cause to be reserved and kept available out of the authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;
(v)pay when due and payable, if applicable, any and all Canadian and foreign federal, provincial, state and other transfer taxes and charges (not including any income or capital taxes of the holder or exercising holder or any liability of the Company to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates, or certificates for Common Shares to be issued upon exercise of any Rights, provided that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being transferred or exercised; and
(vi)after the Separation Time, except as permitted by Section 5.1, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.
2.3Adjustments to Exercise Price; Number of Rights
The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.
(a)In the event the Company shall at any time after the date of this Agreement:

21

Exhibit 4.1
(i)declare or pay a dividend on Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities of the Company) other than pursuant to any optional stock dividend program;
(ii)subdivide or change the then outstanding Common Shares into a greater number of Common Shares;
(iii)consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or
(iv)issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities of the Company) in respect of, in lieu of or in exchange for existing Common Shares except as otherwise provided in this Section 2.3, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted as of the payment or effective date in the manner set forth below.
If the Exercise Price and number of Rights outstanding are to be adjusted:
(x)    the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold immediately thereafter as a result thereof (for the purpose of this Agreement, ‘Expansion Factor’ shall mean the number of Common Shares (or other capital stock) that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold immediately thereafter as a result thereof divided by 1 Common Share); and
(y)    each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share (or other capital stock) will have exactly one Right associated with it.
For greater certainty, if the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right immediately

22

Exhibit 4.1
after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, consolidation or issuance would hold immediately thereafter, including as a result of such dividend, subdivision, change, consolidation or issuance.
If, after the Record Time and prior to the Expiration Time, the Company shall issue any shares of capital stock other than Common Shares in a transaction of a type described in Subsection 2.3(a)(i) or (iv), shares of such capital stock shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Company and the Rights Agent agree to amend this Agreement in order to effect such treatment. If an event occurs which would require an adjustment under both this Section 2.3 and Subsection 3.1(a) hereof, the adjustment provided for in this Section 2.3 shall be in addition to and shall be made prior to any adjustment required pursuant to Subsection 3.1(a) hereof. Adjustments pursuant to this Subsection 2.3(a) shall be made successively, whenever an event referred to in this Subsection 2.3(a) occurs.
In the event the Company shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in this Subsection 2.3(a), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such associated Common Share.
(b)In the event the Company shall at any time after the Record Time and prior to the Separation Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares, having a conversion, exchange or exercise price, including the price required to be paid to purchase such convertible or exchangeable security or right per share) less than 90% of the Market Price per Common Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:
(i)the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights) would purchase at such Market Price per Common Share; and

23

Exhibit 4.1
(ii)the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable).
In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, or if issued, are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed, or to the Exercise Price which would be in effect based upon the number of Common Shares (or securities convertible into, or exchangeable or exercisable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.
For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from unissued shares or otherwise) pursuant to any Dividend Reinvestment Plan or any employee benefit, stock option or similar plans shall be deemed not to constitute an issue of rights, options or warrants by the Company; provided, however, that, in all such cases, the right to purchase Common Shares is at a price per share of not less than 90% of the current Market Price per share (determined as provided in such plans) of the Common Shares.
(c)In the event the Company shall at any time after the Record Time and prior to the Separation Time fix a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a merger or amalgamation or statutory arrangement) of evidences of indebtedness, cash (other than an annual, quarterly monthly or routine cash dividend or a dividend referred to in Subsection 2.3(a)(i), but including any dividend payable in other securities of the Company other than Common Shares), assets or rights, options or warrants (excluding those referred to in Subsection 2.3(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:
(i)the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights), on a per share basis, of the portion of the cash, assets, evidences of indebtedness, rights, options or warrants so to be distributed; and

24

Exhibit 4.1
(ii)the denominator of which shall be such Market Price per Common Share.
Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.
(d)Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one per cent in the Exercise Price; provided, however, that any adjustments which by reason of this Subsection 2.3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Section 2.3 shall be made to the nearest cent or to the nearest ten-thousandth of a share. Notwithstanding the first sentence of this Subsection 2.3(d), any adjustment required by Section 2.3 shall be made no later than the earlier of:
(i)three years from the date of the transaction which gives rise to such adjustment; or
(ii)the Expiration Time.
(e)In the event the Company shall at any time after the Record Time and prior to the Separation Time issue any shares (other than Common Shares), or rights, options or warrants to subscribe for or purchase any such shares, or securities convertible into or exchangeable for any such shares, in a transaction referred to in Subsections 2.3(a)(i) or (a)(iv), if the Board of Directors acting in good faith determines that the adjustments contemplated by Subsections 2.3(a), (b), (c) and (d) in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Subsections 2.3(a), (b), (c) and (d), such adjustments, rather than the adjustments contemplated by Subsections 2.3(a), (b), (c) and (d), shall be made. Subject to Subsections 5.4(b) and 5.4(c), the Company and the Rights Agent may amend this Agreement as appropriate to provide for such adjustments.
(f)Each Right originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of a Right immediately prior to such issue, all subject to further adjustment as provided herein.
(g)Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

25

Exhibit 4.1
(h)In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares and other securities of the Company, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.
(i)Notwithstanding anything contained in this Section 2.3 to the contrary, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable, in order that any:
(i)consolidation or subdivision of Common Shares;
(ii)issuance (wholly or in part for cash) of Common Shares or securities that by their terms are convertible into or exchangeable for Common Shares;
(iii)stock dividends; or
(iv)issuance of rights, options or warrants referred to in this Section 2.3,
(j)hereafter made by the Company to holders of its Common Shares, subject to applicable taxation laws, shall not be taxable to such shareholders or shall subject such shareholders to a lesser amount of tax.
(k)Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.3, the Company shall:
(i)promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment; and
(ii)promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and mail a brief summary thereof to each holder of Rights who requests a copy;
(l)Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.
2.4Date on Which Exercise Is Effective
Each Person in whose name any certificate for Common Shares or other securities, if applicable, is issued upon the exercise of Rights shall for all purposes be deemed

26

Exhibit 4.1
to have become the holder of record of the Common Shares or other securities, if applicable, represented thereby, and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered in accordance with Subsection 2.2(d) (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Company are open.
2.5Execution, Authentication, Delivery and Dating of Rights Certificates
(a)The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or any Vice-President and by its Corporate Secretary or any Assistant Secretary under the corporate seal of the Company reproduced thereon. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices either before or after the countersignature and delivery of such Rights Certificates.
(b)Promptly after the Company learns of the Separation Time, the Company will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and the Rights Agent shall manually countersign (in a manner satisfactory to the Company) and send such Rights Certificates to the holders of the Rights pursuant to Subsection 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.
(c)Each Rights Certificate shall be dated the date of countersignature thereof.
2.6Registration, Transfer and Exchange
(a)The Company will cause to be kept a register (the ‘Rights Register’) in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed registrar for the Rights (the ‘Rights Registrar’) for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such appointment. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.
After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the

27

Exhibit 4.1
provisions of Subsection 2.6(c), the Company will execute, and the Rights Agent will manually countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.
(b)All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.
(c)Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer satisfactory in form to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.
2.7Mutilated, Destroyed, Lost and Stolen Rights Certificates
(a)If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.
(b)If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time:
(i)evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate; and
(ii)such security and indemnity as may be reasonably required by them to save each of them and any of their agents harmless;
then, in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon the Company’s request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the destroyed, lost or stolen Rights Certificate.
(c)As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

28

Exhibit 4.1
(d)Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence the contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.
2.8Persons Deemed Owners of Rights
The Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term ‘holder’ of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, of the associated Common Shares).
2.9Delivery and Cancellation of Certificates
All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable laws, and its ordinary business practices, destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Company.
2.10Agreement of Rights Holders
Every holder of Rights, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of Rights:
(a)to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;
(b)that prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share certificate representing such Right;
(c)that after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

29

Exhibit 4.1
(d)that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;
(e)that such holder of Rights has waived his right to receive any fractional Rights or any fractional shares or other securities upon exercise of a Right (except as provided herein);
(f)that, subject to the provisions of Section 5.4, without the approval of any holder of Rights or Voting Shares and upon the sole authority of the Board of Directors, acting in good faith, this Agreement may be supplemented or amended from time to time to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with the intent of this Agreement or is otherwise defective, as provided herein; and
(g)notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.
2.11Holder of Rights Not Deemed a Shareholder
No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share or any other share or security of the Company which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed or deemed or confer upon the holder of any Right or Rights Certificate, as such, any right, title, benefit or privilege of a holder of Common Shares or any other shares or securities of the Company or any right to vote at any meeting of shareholders of the Company whether for the election of directors or otherwise or upon any matter submitted to holders of Common Shares or any other shares of the Company at any meeting thereof, or to give or withhold consent to any action of the Company, or to receive notice of any meeting or other action affecting any holder of Common Shares or any other shares of the Company except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by Rights Certificates shall have been duly exercised in accordance with the terms and provisions hereof.

30

Exhibit 4.1
Article 3 - ADJUSTMENTS TO THE RIGHTS
IN THE EVENT OF A FLIP-IN EVENT
3.1Flip-in Event
(a)Subject to Subsection 3.1(b) and Section 5.1, if prior to the Expiration Time a Flip-in Event occurs, each Right shall constitute, effective at the close of business on the tenth Trading Day after the Stock Acquisition Date, the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that after such consummation or occurrence, an event of a type analogous to any of the events described in Section 2.3 shall have occurred).
(b)Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time or the Stock Acquisition Date by:
(i)an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person); or
(ii)a transferee of or other successor in title or ownership to Rights (a ‘transferee’), directly or indirectly, from an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), where such transferee becomes a transferee concurrently with or subsequent to the Acquiring Person becoming an Acquiring Person in a transfer that the Board of Directors has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), that has the purpose or effect of avoiding Subsection 3.1(b)(i), shall become null and void without any further action, and any holder of such Rights (including transferees) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement and further shall thereafter not have any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange on which the holder fails to certify upon the transfer or exchange in the place set forth in the Rights Certificate establishing that such holder is not a Person described in either Subsection 3.1(b)(i) or (ii) above shall be deemed to be Beneficially Owned by an

31

Exhibit 4.1
Acquiring Person for the purposes of this Subsection 3.1(b) and such rights shall be null and void.
(c)From and after the Separation Time, the Company shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this Section 3.1, including without limitation, all such acts and things as may be required to satisfy the requirements of the Business Corporations Act (Ontario), the Securities Act (British Columbia) and the securities laws or comparable legislation of each of the provinces and territories of Canada, the 1933 Securities Act and the 1934 Exchange Act and the rules and regulations thereunder and any other applicable law, rule or regulation in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.
(d)Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either Subsection 3.1(b)(i) or (ii) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:
“The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Second Amended and Restated Shareholder Rights Plan Agreement) or a Person who was acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person. This Rights Certificate and the Rights represented hereby are void or shall become void in the circumstances specified in Subsection 3.1(b) of the Second Amended and Restated Shareholder Rights Plan Agreement.”
provided, however, that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall impose such legend only if instructed to do so by the Company in writing or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in such legend. Notwithstanding the foregoing, the issuance of a Rights Certificate which does not bear the legend referred to in this Subsection 3.1(d) shall not invalidate or have any effect on the provisions of Subsection 3.1(b).
Article 4 - THE RIGHTS AGENT
4.1General
(a)The Company hereby confirms the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby confirms such appointment. The Company may

32

Exhibit 4.1
from time to time appoint such co-Rights Agents (‘Co-Rights Agents’) as it may deem necessary or desirable, subject to the approval of the Rights Agent. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Company may determine, with the approval of the Rights Agent and the Co-Rights Agent. The Company agrees to pay all reasonable fees and expenses of the Rights Agent in respect of the performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent, its officers, directors, and employees for, and to hold them harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent.
(b)The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, opinion, statement, or other paper or document believed by it in good faith to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.
(c)The Company shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Company; provided that failure to inform the Rights Agent of any such events, or any defect therein shall not affect the validity of any action taken hereunder in relation to such events.
(d)Notwithstanding any other provision of this Agreement, and whether such losses or damages are foreseeable or unforeseeable, the Rights Agent shall not be liable under any circumstances whatsoever for any (i) breach by any other party of securities law or other rule of any securities regulatory authority, (ii) lost profits or (iii) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.
(e)Notwithstanding any other provision of this Agreement, any liability of the Rights Agent shall be limited, in the aggregate, to the amount of fees paid by the Company to the Rights Agent under this Agreement in the twelve (12) months immediately prior to the Rights Agent receiving the first notice of the claim.
4.2Merger, Amalgamation or Consolidation or Change of Name of Rights Agent
(a)Any corporation into which the Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, statutory arrangement or consolidation to which the Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder

33

Exhibit 4.1
services business of the Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. If, at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, the successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if, at that time, any of the Rights have not been countersigned, any successor Rights Agent may countersign such Rights Certificates in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.
(b)If, at any time, the name of the Rights Agent is changed and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if, at that time, any of the Rights Certificates have not been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
4.3Duties of Rights Agent
The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which the Company and the holders of Rights and Rights Certificates, by their acceptance thereof, shall be bound:
(a)the Rights Agent, at the expense of the Company, may consult with and retain legal counsel (who may be legal counsel for the Company) and such other experts as it reasonably considers necessary to perform its duties hereunder, and the opinion of such counsel or other expert will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion;
(b)whenever in the performance of its duties under this Agreement, the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is specifically prescribed herein) is deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, any Vice-President, Treasurer, Corporate Secretary, or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;
(c)notwithstanding anything to the contrary, the Rights Agent will be liable hereunder for its own gross negligence, bad faith or wilful misconduct;

34

Exhibit 4.1
(d)the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only;
(e)the Rights Agent will not have any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for a Common Share or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Subsection 3.1(b) hereof) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment); nor is it deemed by any act hereunder to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;
(f)the Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;
(g)the Rights Agent is hereby authorized and directed to accept instructions in writing with respect to the performance of its duties hereunder from any individual believed by the Rights Agent to be the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, any Vice-President, Corporate Secretary or any Assistant Secretary of the Company, and to apply to such individuals for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such individual;
(h)the Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement and nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity; and
(i)the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its

35

Exhibit 4.1
attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
4.4Change of Rights Agent
The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days’ notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Shares by registered or certified mail. The Company may remove the Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares by registered or certified mail. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after removal or 60 days after it has been notified in writing of the resignation or incapacity by the resigning or incapacitated Rights Agent, then by prior written notice to the Company the resigning Rights Agent or the holder of any Rights (which holder shall, with such notice, submit such holder’s Rights Certificate, if any, for inspection by the Company), may apply to a court of competent jurisdiction for the appointment of a new Rights Agent, at the Company’s expense. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of British Columbia. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon receipt of all outstanding fees and expenses owing to it, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and mail a notice thereof in writing to the holders of the Rights in accordance with Section 5.9. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of any successor Rights Agent, as the case may be.
4.5Compliance with Money Laundering Legislation
The Rights Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Rights Agent reasonably determines that such an act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Rights Agent reasonably determine at any time that its acting under this Agreement has resulted in it being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 30 days’

36

Exhibit 4.1
written notice to the Company, provided: (i) that the Rights Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Rights Agent’s satisfaction (acting reasonably) within such 30-day period, then such resignation shall not be effective.
4.6Privacy Provision
The parties acknowledge that federal and/or provincial legislation that addresses the protection of individual’s personal information (collectively, ‘Privacy Laws’) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement to the contrary, neither party will take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Company will, prior to transferring or causing to be transferred personal information to the Rights Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or will have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Rights Agent will use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.
4.7Fiduciary Duties of the Board of Directors
Nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that shareholders of the Company reject or accept any Take-over Bid or take any other action including the commencement, prosecution, defence or settlement of any litigation and the solicitation of additional or alternative Take-over Bids or other proposals to the shareholders of the Company that the Board of Directors believe are necessary or appropriate in the exercise of their fiduciary duties.
4.8Liability
Notwithstanding any other provision of this Agreement, and whether such losses or damages are foreseeable or unforeseeable, the Rights Agent shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.
Article 5 - MISCELLANEOUS
5.1Redemption and Waiver
(a)The Board of Directors acting in good faith may, until the occurrence of a Flip-in Event, upon prior written notice delivered to the Rights Agent, waive the application of Section 3.1 to that particular Flip-in Event provided that the particular Flip-in Event would result from a Take-over Bid made by way of take-over bid circular sent to all holders of record of Voting Shares (which for greater certainty shall not include the circumstances described in Subsection 5.1(h)); provided that if the Board of Directors waives the application of Section 3.1 to a

37

Exhibit 4.1
particular Flip-in Event pursuant to this Subsection 5.1(a), the Board of Directors shall be deemed to have waived the application of Section 3.1 to any other Flip-in Event occurring by reason of any Take-over Bid which is made by means of a take-over bid circular to all holders of record of Voting Shares prior to the expiry of any Take-over Bid (as the same may be extended from time to time) in respect of which a waiver is, or is deemed to have been, granted under this Subsection 5.1(a). If the Board of Directors proposes such a waiver, the Board of Directors may extend the Separation Time to a date after but not more than 10 Business Days after the meeting of shareholders called to approve such waiver.
(b)Subject to the prior consent of the holders of the Voting Shares or the Rights as set forth in Subsection 5.4(b) or (c), as the case may be, the Board of Directors acting in good faith may, at its option, at any time prior to the provisions of Section 3.1 becoming applicable as a result of the occurrence of a Flip-in Event, elect to redeem all but not less than all of the outstanding Rights at a redemption price of $0.000001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 if an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the ‘Redemption Price’).
(c)Where, pursuant to a Permitted Bid, a Competing Permitted Bid, an Exempt Acquisition or an acquisition for which a waiver has been granted under Subsection 5.1(a), a Person acquires outstanding Voting Shares, other than Voting Shares Beneficially Owned by such Person at the date of the Permitted Bid, the Competing Permitted Bid, the Exempt Acquisition or an acquisition for which a waiver has been granted under Subsection 5.1(a), then the Board of Directors shall immediately upon the consummation of such acquisition without further formality and without any approval under Subsection 5.4(b)5.4(c) or (c) be deemed to have elected to redeem the Rights at the Redemption Price.
(d)Where a Take-over Bid that is not a Permitted Bid or a Competing Permitted Bid expires, is withdrawn or otherwise terminates after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price.
(e)If the Board of Directors is deemed under Subsection 5.1(c) to have elected, or elects under either of Subsection 5.1(b) or (d), to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights so redeemed shall be to receive the Redemption Price.
(f)Within 10 days after the Board of Directors is deemed under Subsection 5.1(c) to have elected, or elects under Subsection 5.1(b) or (d), to redeem the Rights, the Company shall give notice of redemption to the holders of the then outstanding Rights by publication of a notice in any newspaper distributed nationally in Canada and in the United States or by mailing such notice to each such holder at its last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Voting Shares. Any notice which is mailed in the manner provided herein shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price

38

Exhibit 4.1
will be made. If the Redemption Price payable to any holder of Rights includes a fraction of a cent, such Redemption Price shall be rounded (up or down) to the nearest cent.
(g)Upon the Rights being redeemed pursuant to Subsection 5.1(d), the Board of Directors shall be deemed to have distributed new Rights to the holders of Voting Shares as of such date and in respect of each additional Voting Share issued thereafter, on the same basis as Rights were first distributed hereunder and thereafter all the provisions of this Agreement shall continue to apply to such redistributed Rights as if the Separation Time referred to in Section 5.1(d) had not occurred and which for all purposes of this Agreement shall be deemed not to have occurred and the new Rights shall be outstanding and attached to the outstanding Common Shares as of and after such date, subject to and in accordance with the provisions of this Agreement.
(h)The Board of Directors may waive the application of Section 3.1 in respect of the occurrence of any Flip-in Event if the Board of Directors has determined within ten Trading Days following a Stock Acquisition Date that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and, in the event that such a waiver is granted by the Board of Directors, such Stock Acquisition Date shall be deemed not to have occurred. Any such waiver pursuant to this Subsection 5.1(h) must be on the condition that such Person, within 14 days after the foregoing determination by the Board of Directors or such earlier or later date as the Board of Directors may determine (the ‘Disposition Date’), has reduced its Beneficial Ownership of Voting Shares so that the Person is no longer an Acquiring Person. If the Person remains an Acquiring Person at the close of business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Stock Acquisition Date and Section 3.1 shall apply thereto.
(i)The Company shall give prompt written notice to the Rights Agent of any waiver of the application of Section 3.1 made by the Board of Directors under this Section 5.1.
5.2Expiration
No Person shall have any rights whatsoever pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Subsection 4.1(a) of this Agreement.
5.3Issuance of New Rights Certificates
Notwithstanding any of the provisions of this Agreement or the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of securities purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

39

Exhibit 4.1
5.4Supplements and Amendments
(a)The Company may at any time, by resolution of the Board of Directors, supplement or make amendments to this Agreement to correct any clerical or typographical error or, subject to Subsection 5.4(e), which supplements or amendments are required to maintain the validity of this Agreement as a result of any change in any applicable legislation, rules or regulations thereunder or policies of securities regulatory authorities or stock exchanges. The Company may, by resolution of the Board of Directors, prior to the date of its shareholders’ meeting referred to in Section 5.15, supplement or amend this Agreement without the approval of any holders of Rights or Voting Shares (whether or not such action would adversely affect the interest of the holders of Rights or Voting Shares generally) in order to make any changes which the Board of Directors acting in good faith may deem necessary or desirable. Notwithstanding anything in this Section 5.4 to the contrary, no such supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment.
(a)Subject to Subsection 5.4(a), the Company may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time prior to the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would adversely affect the interests of the holders of Rights or Voting Shares generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to be voted at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the Articles and By-laws of the Company.
(b)The Company may, with the prior consent of the holders of Rights, at any time on or after the Separation Time and before the Expiration Time, amend, vary or delete any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such amendment, variation or deletion shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent thereto. Such consent shall be deemed to have been given if such amendment, variation or deletion is authorized by the affirmative votes of a simple majority of the votes cast by the holders of Rights (other than holders of Rights whose Rights have become null and void pursuant to the provisions hereof) present or represented at and entitled to be voted at a meeting of the holders of Rights duly called and held in compliance with applicable laws and the Articles and By-laws of the Company.
(c)For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Company’s Articles or By-laws and the Business Corporations Act (Ontario) with respect to meetings of shareholders of the Company.

40

Exhibit 4.1
(d)Any amendments made by the Company to this Agreement pursuant to Subsection 5.4(a) which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation, rule or regulation thereunder or policies of securities regulatory authorities or stock exchanges shall:
(i)if made before the Separation Time, be submitted to the shareholders of the Company at the next meeting of shareholders and the shareholders may, by the majority referred to in Subsection 5.4(b), confirm or reject such amendment;
(ii)if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Company called after the Separation Time and the holders of Rights may, by resolution passed by the majority referred to in Subsection 5.4(d), confirm or reject such amendment.
Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights, as the case may be.
(b)The Company shall be required to provide the Rights Agent with notice in writing of any such amendment, variation or deletion to this Agreement as referred to in this Section 5.4 within five Business Days of effecting such amendment, variation or deletion, provided that failure to give such notice, or any defect therein, shall not affect the validity of any such amendment, variation or deletion.
5.5Fractional Rights and Fractional Shares
(a)The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time, in lieu of issuing fractional Rights, the Company shall pay to the holders of record of the Rights Certificates (provided the Rights represented by such Rights Certificates are not void pursuant to the provisions of Subsection 3.1(b), at the time such fractional Rights would otherwise be issuable), an amount in cash equal to the fraction of the Market Price of one whole Right that the fraction of a Right that would otherwise be issuable is of one whole Right, provided that the Company shall not be required or obligated to make any payment provided for

41

Exhibit 4.1
above unless the amount payable by the Company to a certain holder exceeds $10.
(b)The Company shall not be required to issue fractions of Common Shares upon exercise of Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Company shall pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the fraction of the Market Price of one Common Share that the fraction of a Common Share that would otherwise be issuable upon the exercise of such Right is of one whole Common Share at the date of such exercise.
5.6Rights of Action
Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights. Any holder of Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce such holder’s right to exercise such holder’s Rights, or Rights to which such holder is entitled, in the manner provided in such holder’s Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.
5.7Regulatory Approvals
Any obligation of the Company or action or event contemplated by this Agreement shall be subject to the receipt of requisite approval or consent from any governmental or regulatory authority having jurisdiction, and without limiting the generality of the foregoing, while any securities of the Company are listed and admitted to trading thereon, necessary approvals of the Toronto Stock Exchange, the New York Stock Exchange and other exchanges shall be obtained, in relation to the issuance of the Rights and the Common Shares upon the exercise of Rights under Subsection 2.2(d).
5.8Non-Canadian Holders
If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance by the Company with the securities laws or comparable legislation of a jurisdiction outside Canada or the United States, the Board of Directors acting in good faith shall take such actions as it may consider appropriate to ensure such compliance or avoid the application thereof. In no event shall the Company or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to persons who are citizens, residents or nationals of any

42

Exhibit 4.1
jurisdiction other than Canada or the United States of America, in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.
5.9Notices
(a)Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered, sent by registered or certified mail, postage prepaid (until another address is filed in writing with the Rights Agent), or sent by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:
RB Global, Inc.
9500 Glenlyon Parkway
Burnaby, BC, Canada
V5J 0C6

Attention:    Corporate Secretary
Fax No.    (778) 331-5501

(b)Notices or demands authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered, sent by registered or certified mail, postage prepaid (until another address is filed in writing with the Company), or sent by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:
Computershare Investor Services Inc.
3rd Floor – 510 Burrard Street
Vancouver, British Columbia V6C 3B9

Attention:    General Manager, Client Services
Fax No.:    (604) 661-9401

(c)Except as otherwise provided hereunder, notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the register of the Rights Agent or, prior to the Separation Time, on the register of the Company for its Common Shares. Any notice which is mailed or sent in the manner herein provided shall be deemed given, whether or not the holder receives the notice.
(d)Any notice given or made in accordance with this Section 5.9 shall be deemed to have been given and to have been received on the day of delivery, if so delivered, on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout or other cause) following the mailing thereof, if so mailed, and on the day of telecopying

43

Exhibit 4.1
or sending of the same by other means of recorded electronic communication (provided such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter). Each of the Company and the Rights Agent may from time to time change its address for notice by notice to the other given in the manner aforesaid.
5.10Costs of Enforcement
The Company agrees that if the Company fails to fulfil any of its obligations pursuant to this Agreement, then the Company will reimburse the holder of any Rights for the costs and expenses (including legal fees) reasonably incurred by such holder to enforce his rights pursuant to any Rights or this Agreement.
5.11Successors
All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.
5.12Benefits of this Agreement
Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; further, this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.
5.13Governing Law
This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes shall be governed by and construed in accordance with the laws of such Province applicable to contracts to be made and performed entirely within such Province.
5.14Severability
If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective only as to such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining terms and provisions hereof in such jurisdiction or the application of such term or provision in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.

44

Exhibit 4.1
5.15Effective Date and Confirmation
This Agreement is effective and in full force and effect in accordance with its terms from and after the date hereof. At the first annual or special meeting of holders of Voting Shares following the date hereof, the Company shall request confirmation of this Agreement by the holders of its Voting Shares. If this Agreement is not confirmed by resolution passed by a majority of the votes cast by holders of Voting Shares of the Company who vote in respect of confirmation of this Agreement at a meeting of the Company’s shareholders to be held not later than six months from February 24, 2025, then this Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from that date which is the earlier of (a) the date of termination of the meeting called to consider the confirmation of this Agreement under this Section 5.15 and (b) six months from February 24, 2025.

5.16Reconfirmation
This Agreement must be reconfirmed by a resolution passed by a majority of the votes cast by all holders of Voting Shares who vote in respect of such reconfirmation at the annual meeting of the Company held in 2028 and at every third annual meeting of the Company thereafter at which this Agreement has been reconfirmed pursuant to this Section 5.16. If the Agreement is not so reconfirmed or is not presented for reconfirmation at any such annual meeting, the Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from the date of termination of any such annual meeting; provided, however, that termination shall not occur if a Flip-in Event has occurred (other than a Flip-in Event which has been waived pursuant to Subsection 5.1(a) or 5.1(h) hereof), prior to the date upon which this Agreement would otherwise terminate pursuant to this Section 5.16.
5.17Determinations and Actions by the Board of Directors
All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, for the purposes hereof shall not subject the Board of Directors or any director of the Company to any liability to the holders of the Rights.
5.18Force Majeure
No party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 5.18.
5.19Time of the Essence
Time shall be of the essence in this Agreement.

45

Exhibit 4.1
5.20Execution in Counterparts
This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.
[Remainder of page left intentionally blank]

46

Exhibit 4.1
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

RB GLOBAL, INC.

By:	/s/ Darren Watt
c/s

COMPUTERSHARE INVESTOR SERVICES INC.

By:	/s/ Praveena Naidu

By:	/s/ Mita Garcia
c/s

47

Exhibit 4.1
ATTACHMENT 1
RB GLOBAL, INC.
SECOND AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT
[Form of Rights Certificate]

Certificate No. _______	_________ Rights

THE RIGHTS ARE SUBJECT TO TERMINATION ON THE TERMS SET FORTH IN THE SECOND AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1(b) OF THE SECOND AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR CERTAIN RELATED PARTIES, OR TRANSFEREES OF AN ACQUIRING PERSON OR CERTAIN RELATED PARTIES AND THEIR TRANSFEREES, MAY BECOME VOID WITHOUT FURTHER ACTION.
Rights Certificate
This certifies that , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Second Amended and Restated Shareholder Rights Plan Agreement, dated as of February 24, 2025 (the ‘Second Amended and Restated Shareholder Rights Plan Agreement’), between RB Global, Inc., a corporation duly incorporated under the Business Corporations Act (Ontario) (the ‘Company’) and Computershare Investor Services Inc., a trust company incorporated under the laws of Canada (the ‘Rights Agent’), which amends and restates the Amended and Restated Shareholder Rights Plan Agreement dated February 28, 2019 (the ‘Original Agreement’), to purchase from the Company at any time after the Separation Time (as such term is defined in the Second Amended and Restated Shareholder Rights Plan Agreement) and prior to the Expiration Time (as such term is defined in the Second Amended and Restated Shareholder Rights Plan Agreement), one fully paid common share of the Company (a ‘Common Share’) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise (in the form provided hereinafter) duly executed and submitted to the Rights Agent at its principal office in any of the cities of Toronto, Montreal, Calgary and Vancouver, Canada. Until adjustment thereof in certain events as provided in the Second Amended and Restated Shareholder Rights Plan Agreement, the Exercise Price shall be an amount equal to three times the Market Price (as such term is defined in the Second Amended and Restated Shareholder Rights Plan Agreement) per Common Share determined as at the Separation Time and shall be subject to adjustment in certain events as provided in the Second Amended and Restated Shareholder Rights Plan Agreement.
In certain circumstances described in the Second Amended and Restated Shareholder Rights Plan Agreement, the number of Common Shares which each Right entitles the registered holder thereof to purchase shall be adjusted as provided in the Second Amended and Restated Shareholder Rights Plan Agreement.

48

Exhibit 4.1
This Rights Certificate is subject to all of the terms and provisions of the Second Amended and Restated Shareholder Rights Plan Agreement, which terms and provisions are incorporated herein by reference and made a part hereof and to which reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Company and the holders of the Rights. Copies of the Second Amended and Restated Shareholder Rights Plan Agreement are on file at the registered office of the Company.
This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Second Amended and Restated Shareholder Rights Plan Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $0.000001 per Right, subject to adjustment in certain events, under certain circumstances at its option.
No fractional Common Shares will be issued upon the exercise of any Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Second Amended and Restated Shareholder Rights Plan Agreement.
No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Second Amended and Restated Shareholder Rights Plan Agreement or herein be construed to confer upon the holder hereof, as such, any of the Rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Second Amended and Restated Shareholder Rights Plan Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Second Amended and Restated Shareholder Rights Plan Agreement.
This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

49

Exhibit 4.1
WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
Date:

RB GLOBAL, INC.

By:

By:

Countersigned:
COMPUTERSHARE INVESTOR SERVICES INC.

By:
Authorized Signature

50

Exhibit 4.1
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Rights evidenced by this Rights Certificate.)
FOR VALUE RECEIVED hereby sells, assigns and

transfers unto _________________________________________________________________

________________________________________________________
(Please print name and address of transferee.)
the Rights represented by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint , as attorney, to transfer the within Rights on the books of the Company, with full power of substitution.
Dated: ___________________________________________________

Signature Guaranteed:
Signature
(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)
Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company, a member of a recognized stock exchange or a member of the Securities Transfer Association Medallion (STAMP) Program.

CERTIFICATE
(To be completed if true.)
The undersigned party transferring Rights hereunder, hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof. Capitalized terms shall have the meaning ascribed thereto in the Second Amended and Restated Shareholder Rights Plan Agreement of RB Global, Inc.

Signature
(To be attached to each Rights Certificate)

51

Exhibit 4.1
FORM OF ELECTION TO EXERCISE
(To be executed by the registered holder if such holder desires to exercise the Rights Certificate.)
TO:        RB GLOBAL, INC.
AND TO:    COMPUTERSHARE INVESTOR SERVICES INC.
The undersigned hereby irrevocably elects to exercise whole Rights represented by the attached Rights Certificate to purchase the Common Shares or other securities, if applicable, issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of:

(Name)
(Address)
(City, Province and Postal Code)
(Social Insurance Number or other taxpayer identification number)
If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Name)
(Address)
(City, Province and Postal Code)
(Social Insurance Number or other taxpayer identification number)
Dated:

Signature Guaranteed:
Signature
(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)
Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company, a member of a recognized stock exchange or a member of the Securities Transfer Association Medallion (STAMP) Program.

52

Exhibit 4.1
CERTIFICATE
(To be completed if true.)
The undersigned party exercising Rights hereunder, hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof. Capitalized terms shall have the meaning ascribed thereto in the Second Amended and Restated Shareholder Rights Plan Agreement of RB Global, Inc.

Signature
(To be attached to each Rights Certificate)

NOTICE
In the event the certification set forth above in the Form of Assignment and Form of Election to Exercise, as applicable, is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof. No Rights Certificates shall be issued in exchange for a Rights Certificate owned or deemed to have been owned by an Acquiring Person or an Affiliate or Associate thereof, or by a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof.

53